                                                             EXHIBIT 2.2

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                          AMENDED AND RESTATED

                   LIMITED LIABILITY COMPANY AGREEMENT


                                   OF


                         ST. PAUL CAPITAL L.L.C.



                          Dated as of * , 1995

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



                           TABLE OF CONTENTS

                                                                    PAGE

                                ARTICLE I

                              DEFINED TERMS

Section 1.1  Definitions.............................................  1

Section 1.2  Headings................................................ 11

                               ARTICLE II

               CONTINUATION AND TERM; ADMISSION OF MEMBERS

Section 2.1  Continuation............................................ 11

Section 2.2  Name.................................................... 11

Section 2.3  Term.................................................... 11

Section 2.4  Registered Agent and Office............................. 11

Section 2.5  Principal Place of Business............................. 11

Section 2.6  Admission of Preferred Members.......................... 12

Section 2.7  Qualification in Other Jurisdictions.................... 12

                               ARTICLE III

                    PURPOSE AND POWERS OF THE COMPANY

Section 3.1  Purposes................................................ 13

                               ARTICLE IV

            CAPITAL CONTRIBUTIONS, ALLOCATIONS AND SECURITIES

Section 4.1  Form of Contribution.................................... 13

Section 4.2  Contributions by the Common Members..................... 13

Section 4.3  Contributions by the Preferred Members.................. 13

Section 4.4  Allocation of Profits and Losses........................ 14

Section 4.5  Allocation of Distributions............................. 14

Section 4.6  Withholding............................................. 14

Section 4.7  Interests as Personal Property.......................... 14

                                ARTICLE V

                                 MEMBERS

Section 5.1  Powers of Members....................................... 15

Section 5.2  Partition............................................... 15

Section 5.3  Resignation............................................. 15

                               ARTICLE VI

                               MANAGEMENT

Section 6.1  Management of the Company............................... 15

Section 6.2  Limits on Managing Members' Powers...................... 18

Section 6.3  Reliance by Third Parties............................... 19

Section 6.4  No Management by Any Preferred Members.................. 19

Section 6.5  Business Transactions of a Managing Member
                  with the Company................................... 20

Section 6.6  Actions by Managing Members............................. 20

Section 6.7  Outside Businesses.......................................20

                               ARTICLE VII

                           THE SPECIAL TRUSTEE

Section 7.1  Appointment of Special Trustee.......................... 20

Section 7.2  Powers of Special Trustee............................... 22

                              ARTICLE VIII

               COMMON SECURITIES AND PREFERRED SECURITIES

Section 8.1  Common Securities and Preferred Securities.............. 23

Section 8.2  General Provisions Regarding Preferred
                  Securities......................................... 23

Section 8.3  Preferred Securities.................................... 24

Section 8.4  Conversion Rights of Preferred Securities............... 30

Section 8.5  Optional Exchange for Depositary Shares
                  Representing St. Paul Preferred Stock.............. 35

                               ARTICLE IX

                           VOTING AND MEETINGS

Section 9.1  Voting Rights of Preferred Members ..................... 38

Section 9.2  Voting Rights of Holders of
                  Common Securities.................................. 38

Section 9.3  Meetings of the Members................................. 39

                                ARTICLE X

                                DIVIDENDS

Section 10.1  Dividends.............................................. 40

Section 10.2  Limitations on Distributions........................... 40

                               ARTICLE XI

                            BOOKS AND RECORDS

Section 11.1  Books and Records; Accounts............................ 41

Section 11.2  Financial Statements................................... 41

Section 11.3  Limitation on Access to Records........................ 41

Section 11.4  Accounting Method...................................... 41

Section 11.5  Annual Audit........................................... 41

                               ARTICLE XII

                               TAX MATTERS

Section 12.1  Company Tax Returns.................................... 42

Section 12.2  Tax Reports............................................ 42

Section 12.3  Taxation as a Partnership.............................. 42

Section 12.4  Taxation of Partners................................... 42

                              ARTICLE XIII

                                EXPENSES

Section 13.1  Expenses............................................... 43

                               ARTICLE XIV

                                LIABILITY

Section 14.1  Liability of Common Members............................ 44

Section 14.2  Liability of Preferred Members......................... 44

                               ARTICLE XV

                    TRANSFERS OF INTERESTS BY MEMBERS

Section 15.1  Right of Assignee to Become a Preferred
                   Member............................................ 45

Section 15.2  Events of Cessation of Membership...................... 45

Section 15.3  Persons Deemed Preferred Members....................... 45

Section 15.4  Transfer of Interests.................................. 45

Section 15.5  Transfer of Preferred Certificates..................... 46

Section 15.6  Book-Entry Interests................................... 46

Section 15.7  Notices to Clearing Agency............................. 47

Section 15.8  Definitive Preferred Certificates...................... 47

                               ARTICLE XVI

                    MERGERS, CONSOLIDATIONS AND SALES

Section 16.1  St. Paul............................................... 48

Section 16.2  The Company............................................ 48

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                              ARTICLE XVII

                DISSOLUTION, LIQUIDATION AND TERMINATION

Section 17.1  No Dissolution......................................... 49

Section 17.2  Events Causing Dissolution............................. 50

Section 17.3  Notice of Dissolution.................................. 51

Section 17.4  Liquidation............................................ 51

Section 17.5  Certain Restrictions on Liquidation
                  Payments........................................... 51

Section 17.6  Termination............................................ 52

                              ARTICLE XVIII

                              MISCELLANEOUS

Section 18.1  Amendments............................................. 52

Section 18.2  Amendment of Certificate............................... 52

Section 18.3  Successors; Counterparts............................... 52

Section 18.4  Law; Severability...................................... 52

Section 18.5  Filings................................................ 53

Section 18.6  Power of Attorney...................................... 53

Section 18.7  Exculpation............................................ 54

Section 18.8  Indemnification........................................ 54

Section 18.9  Additional Documents................................... 54

Section 18.10 Notices................................................ 54


ANNEX A --    Form of Preferred Certificate
                Evidencing Preferred Securities......................

ANNEX B --    Form of Notice of Conversion...........................

ANNEX C --    Form of Notice of Exchange..............................

                          AMENDED AND RESTATED
                  LIMITED LIABILITY COMPANY AGREEMENT


                                   OF

                        ST. PAUL CAPITAL L.L.C.


            This Amended and Restated Limited Liability Company Agreement of St. Paul Capital L.L.C. (the "Company") is made as of * , 1995, among The St. Paul Companies, Inc., a Minnesota corporation ("St. Paul"), and St. Paul Capital Holdings, Inc., a Delaware corporation ("St. Paul Holdings"), as initial Members (as defined below) of the Company, and the Persons (as defined below) who become members of the Company in accordance with the provisions hereof.

            WHEREAS, St. Paul and St. Paul Holdings have heretofore formed a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 DEL.C. Section 18-101, ET SEQ., as amended from time to time (the "Delaware Act"), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on April 4, 1995, and entering into a Limited Liability Company Agreement of the Company dated as of April 4, 1995 (the "Original Limited Liability Company Agreement"); and

            WHEREAS, the Members desire to continue the Company as a limited liability company under the Delaware Act and to amend and restate the Original Limited Liability Company Agreement in its entirety.

            NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby amend and restate the Original Limited Liability Company Agreement in its entirety and agree as follows:


                               ARTICLE I

                             DEFINED TERMS

            Section 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

            "ACTION" means any action permitted to be taken by the Managing Members under this Agreement relating to the terms of the Preferred Securities, which action shall be in writing.

            "ADDITIONAL DIVIDENDS" means Dividends that shall accumulate on any Dividend arrearages in respect of the Preferred Securities at the rate of *% per annum compounded monthly.

            "ADDITIONAL INTEREST" means interest that shall accrue on any interest on the Subordinated Debentures that is not paid monthly and that shall accrue at the rate of * % per annum compounded monthly.

            "AFFILIATE" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person and (f) if the specified Person is an officer, director, general partner or employee, any other entity for which the specified Person acts in any such capacity.

            "AGREEMENT" means this Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time in accordance with its terms.

            "BOOK-ENTRY INTEREST" means a beneficial interest in the Preferred Certificates, ownership of which shall be recorded and transfers of which shall be made through the book-entry system of a Clearing Agency as described in
Section 15.4 of this Agreement.

            "BUSINESS DAY" means any day other than a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

            "CERTIFICATE" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

            "CLEARING AGENCY" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Preferred Securities and in whose name (or nominee's name) shall be registered one or more global Preferred Certificates and which shall undertake to effect book-entry transfers and pledges of the Preferred Securities.

            "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of interests in securities deposited with the Clearing Agency.

            "CLOSING DATE" means each "Time of Delivery" under the Underwriting Agreement.

            "CODE" means the Internal Revenue Code of 1986, as amended or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (Section) of the Code refers not only to such section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

            "COMMON MEMBER" means a Member that owns one or more Common Securities.

            "COMMON SECURITIES" means the Interests in the Company which represent common limited liability company interests in the Company and are described in this Agreement.

            "COMPANY" has the meaning specified in the Preamble of this Agreement.

            "COMPANY LIQUIDATION PARITY SECURITIES" has the meaning specified in Section 17.5 of this Agreement.

            "CONVERSION AGENT" has the meaning specified in Section 8.4(c) of this Agreement.

            "CONVERSION DATE" has the meaning specified in Section 8.4(b) of this Agreement.

            "CONVERSION EXPIRATION DATE" has the meaning specified in Section 8.4(d)(ii) of this Agreement.

            "CONVERSION PRICE" has the meaning specified in Section 8.4(a) of this Agreement.

            "COVERED PERSON" means each Managing Member, any Affiliate of such Managing Member or any officers, directors, shareholders, partners, employees, representatives or agents of such Managing Member or its Affiliates, or any employee or agent of the Company or its Affiliates.

            "CURRENT MARKET PRICE" of St. Paul Common Stock for any day means the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Consolidated Transaction Tape, or, if the St. Paul Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the St. Paul Common Stock is listed or admitted to trading, if the St. Paul Common Stock is listed on a national securities exchange, or the National Market System of the National Association of Securities Dealers, Inc., or, if the St. Paul Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the St. Paul Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the St. Paul Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of St. Paul for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

            "DEFINITIVE PREFERRED CERTIFICATES" has the meaning specified in
Section 15.6 of this Agreement.

            "DELAWARE ACT" has the meaning specified in the first Recital of this Agreement.

            "DEPOSIT AGREEMENT" means the Deposit Agreement dated as of * , 1995 among St. Paul, the Depositary, and the holders from time to time of the Depositary Receipts.

            "DEPOSITARY" means The Chase Manhattan Bank (National Association), and its successors and assigns.

            "DEPOSITARY RECEIPT" means one of the deposit receipts, issued by the Depositary under the Deposit Agreement, each representing any number of whole Depositary Shares.

            "DEPOSITARY SHARES" means the depositary shares, each representing a 1/*th interest in a share of St. Paul Preferred Stock deposited with the Depositary pursuant to the Deposit Agreement.

            "DIVIDEND PAYMENT DATE" has the meaning specified in Section 8.3(b)(ii) of this Agreement.

            "DIVIDENDS" means the cumulative cash distributions from the Company with respect to the Interests represented by the Preferred Securities, accruing from the first Closing Date and payable monthly in arrears on the last day of each calendar month of each year, commencing * , 1995.

            "DTC" means The Depository Trust Company, the initial Clearing
Agency.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE DATE" has the meaning specified in Section 8.5(e) of this Agreement.

            "EXCHANGE ELECTION" has the meaning specified in Section 8.5(c) of this Agreement.

            "EXCHANGE ELECTION MEETING" has the meaning specified in Section 8.5(c) of this Agreement.

            "EXCHANGE EVENT" has the meaning specified in Section 8.5(b) of this Agreement.

            "EXCHANGE PRICE" means one Depositary Share (with a proportionate liquidation preference per share of $ * ) representing a 1/*th interest in a share of St. Paul Preferred Stock (with a liquidation preference per share of $50) for each $ * principal amount of Subordinated Debentures (which rate of exchange is equivalent to one Depositary Share representing St. Paul Preferred Stock for one Preferred Security).

            "FISCAL PERIOD" means each calendar month.

            "FISCAL YEAR" means (i) the period commencing upon the formation of the Company and ending on December 31,

1995, and (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31.

            "GUARANTEE" means the Guarantee Agreement dated as of * , 1995 of St. Paul in favor of the Preferred Members with respect to the Preferred Securities.

            "INDENTURE" means the Indenture, dated as of * , 1995, among St. Paul, the Company and the Trustee relating to the Subordinated Debentures.

            "INTEREST" means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of a Member to comply with all of the terms and provisions of this Agreement.

            "INVESTMENT COMPANY EVENT" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "CHANGE IN 1940 ACT LAW") to the effect that the Company is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of issuance of the Preferred Securities; PROVIDED, HOWEVER, that no Investment Company Event shall be deemed to have occurred if the Managing Members obtain a written opinion of nationally recognized independent counsel to the Company experienced in practice under the 1940 Act to the effect that the Managing Members or the Company have taken reasonable measures, in their discretion, to avoid such Change in 1940 Act Law so that in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, the Company is not required to be registered as an "investment company" within the meaning of the 1940 Act.

            "LIQUIDATION DISTRIBUTION" has the meaning specified in Section 8.3(f) of this Agreement.

            "LIQUIDATION PREFERENCE" means the stated liquidation preference of the Preferred Securities, I.E., $50 per Preferred Security.

            "LP ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 DEL C. Section 17-101, ET SEQ., as amended from time to time.

            "MAJORITY (OR OTHER STATED PERCENTAGE) IN LIQUIDATION PREFERENCE" means Preferred Member(s) who are the record owners of Preferred Securities whose aggregate liquidation preferences represent more than 50% or not less than such stated percentage of the aggregate liquidation preference of all Preferred Securities then outstanding.

            "MANAGING MEMBERS" means St. Paul and St. Paul Holdings, in their capacity as the Members which hold all of the outstanding Common Securities.
The Managing Members shall also be "managers" within the meaning of the Delaware Act.

            "MEMBER" means any Person that holds an Interest in the Company and is admitted as a member of the Company pursuant to the provisions of this Agreement, in its capacity as a member of the Company. For purposes of the Delaware Act, the Managing Members and the Preferred Members shall constitute separate classes or groups of Members.

            "1940 ACT" means the Investment Company Act of 1940, as amended.

            "NOTICE OF CONVERSION" has the meaning specified in Section 8.4(a) of this Agreement.

            "NOTICE OF CONVERSION EXPIRATION" has the meaning specified in
Section 8.4(d)(iii) of this Agreement.

            "NOTICE OF EXCHANGE" has the meaning specified in Section 8.5(d) of this Agreement.

            "NOTICE OF REDEMPTION" has the meaning specified in Section 8.3(e) of this Agreement.

            "NYSE" means the New York Stock Exchange, Inc.

            "ORIGINAL LIMITED LIABILITY COMPANY AGREEMENT" has the meaning specified in the first Recital to this Agreement.

            "PERSON" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

            "POWER OF ATTORNEY" means the Power of Attorney granted pursuant to Section 18.6.

            "PREFERRED CERTIFICATE" means a certificate substantially in the form attached hereto as Annex A, evidencing the Preferred Securities held by a Preferred Member.

            "PREFERRED MEMBER" means a Member which holds one or more Preferred Securities.

            "PREFERRED SECURITIES" means the Interests which represent preferred limited liability company interests in the Company and are described in this Agreement.

            "PREFERRED SECURITY OWNER" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency or Clearing Agency Participant).

            "PRESS RELEASE" has the meaning specified in Section 8.4(d)(ii) of this Agreement.

            "PURCHASE PRICE" for any Preferred Security means the amount paid per Preferred Security pursuant to the Underwriting Agreement, payment of which shall constitute the contribution to capital contemplated by Section 4.3 of this Agreement.

            "REDEMPTION PRICE" has the meaning specified in Section 8.3(d) of this Agreement.

            "RIGHTS" has the meaning specified in Section 8.4(g) of this Agreement.

            "RIGHTS AGREEMENT" means the Shareholder Protection Rights Agreement, dated as of December 4, 1989, between St. Paul and First Chicago Trust Company of New York, as Rights Agent, as such agreement may from time to time be amended.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SPECIAL EVENT" means a Tax Event or an Investment Company Act
Event.

            "SPECIAL TRUSTEE" means the Person appointed (i) to enforce Preferred Members' rights under the Guarantee, (ii) to enforce the Company's rights against St. Paul under the Subordinated Debentures or (iii) to exercise rights otherwise exercisable by the Managing Members to declare and pay distributions on the Preferred Securities as provided in Article VII of this Agreement.

            "ST. PAUL" has the meaning specified in the Preamble of this Agreement.

            "ST. PAUL COMMON STOCK" means the Common Stock, without par value, of St. Paul, or any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. However, subject to the provisions of Article XII of the Indenture, shares of St. Paul Common Stock issuable on conversion of Preferred Securities shall include only shares of the class designated as Common Stock of St. Paul on the first Closing Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of Dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of St. Paul and which are not subject to redemption by St. Paul; PROVIDED, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

            "ST. PAUL HOLDINGS" has the meaning specified in the Preamble of this Agreement.

            "ST. PAUL PREFERRED STOCK" means the Series C Cumulative Convertible Preferred Stock, par value $ * per share, of St. Paul with a liquidation preference of $50 per share.

            "SUBORDINATED DEBENTURES" means the convertible subordinated debentures of St. Paul issued pursuant to the Indenture and sold by St. Paul to the Company in connection with the issuance and sale by the Company of the Preferred Securities.

            "SUCCESSOR SECURITIES" has the meaning specified in Section 16.2 of this Agreement.

            "TAX EVENT" means that the Managing Members shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date of issuance of the Preferred Securities, which amendment or change is effective or such interpretation or pronouncement is announced on or after the date of issuance of the Preferred Securities, there is a substantial risk that (i) the Company is subject to federal income tax with respect to interest received on the Subordinated Debentures, (ii) interest payable to the Company on the Subordinated Debentures will not be deductible for federal income tax purposes or (iii) the Company is subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

            "TAX MATTERS PARTNER" means the Managing Member designated as such in Section 12.1(b) of this Agreement.

            "THIRD PARTY CREDITOR" has the meaning specified in Section 14.1 of this Agreement.

            "TRADING DAY" means, with respect to any security listed for trading on the New York Stock Exchange, any day on which such securities are traded on the New York Stock Exchange.

            "TRANSFER AGENT" means The Chase Manhattan Bank (National Association), and its successors and assigns.

            "TREASURY REGULATIONS" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "TRUSTEE" means The Chase Manhattan Bank (National Association), the trustee under the Indenture, and its successors and assigns.

            "UNDERWRITERS" means the underwriters named in Schedule I to the Underwriting Agreement.

            "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated
* , 1995, among St. Paul, the Company and the Underwriters named therein relating to the issuance of the Preferred Securities.

            "1940 ACT" means the Investment Company Act of 1940, as amended.

            Section 1.2 HEADINGS. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.


                              ARTICLE II

           CONTINUATION AND TERM; ADMISSION OF MEMBERS

            Section 2.1  CONTINUATION.

            (a) The Members hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

            (b) Upon the execution of this Agreement, St. Paul and St. Paul Holdings shall continue to be Members and shall each be designated as a Common Member and shall together be the owners of all of the Common Securities.

            (c) Either Managing Member, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any and all amendments to and restatements of the Certificate.

            Section 2.2 NAME. The name of the Company heretofore formed and continued hereby is St. Paul Capital L.L.C. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Managing Members.

            Section 2.3 TERM. The term of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue until * , unless dissolved before such date in accordance with the provisions of this Agreement.

            Section 2.4 REGISTERED AGENT AND OFFICE. The Company's registered agent and office in Delaware shall be RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801. At any time, the Managing Members may designate another registered agent and/or registered office.

            Section 2.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at 385

Washington Street, St. Paul, Minnesota 55102. The Managing Members may change the location of the Company's principal place of business; PROVIDED that such change has no material adverse effect upon any Member.

            Section 2.6  ADMISSION OF PREFERRED MEMBERS.

            (a) A Person shall be admitted as a Preferred Member and shall become bound by the terms of this Agreement, without execution of this Agreement, if such Person (or a representative authorized by such Person orally, in writing or by other action such as payment for an Interest) complies with the conditions for becoming a Preferred Member as set forth in this Section 2.6(a) and requests (which request shall be deemed to have been made upon acquisition of a Preferred Security or Securities directly from the Company or upon an assignment of a Preferred Security or Securities from another Person) that the records of the Company (maintained by or on behalf of the Company) reflect such admission.

            The Company shall be promptly notified of any assignment. The Company will reflect the admission of a Preferred Member in the records of the Company maintained by or on behalf of the Company as soon as is reasonably practicable after either of the following events: (i) in the case of a Person acquiring a Preferred Security or Securities directly from the Company, at the time of payment therefor, and (ii) in the case of an assignment, upon notification thereof (the Company being entitled to assume, in the absence of knowledge to the contrary, that proper payment has been made by the assignee).

            (b) Whether acquiring a Preferred Security or Securities directly from the Company or by assignment, a Person shall be admitted as a Preferred Member upon the acquisition or assignment, as the case may be, of such Preferred Security or Securities and the reflection of such Person's admission as a Preferred Member in the records of the Company (maintained by or on behalf of the Company). The consent of any other Preferred Member shall not be required for the admission of a Preferred Member.

            Section 2.7 QUALIFICATION IN OTHER JURISDICTIONS. The Managing Members shall cause the Company to be qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company conducts business and in which such qualification or registration is required by law or deemed advisable by the Managing Members. Either Managing Member shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.


                              ARTICLE III

                   PURPOSE AND POWERS OF THE COMPANY

            Section 3.1 PURPOSES. The sole purposes of the Company are to issue Preferred Securities and to use substantially all of the proceeds thereof and substantially all of the proceeds from the capital contributed to the Company by the Common Members to purchase Subordinated Debentures of St. Paul and, except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions as the Managing Members may reasonably deem necessary or advisable for the carrying out of the foregoing purposes of the Company. The Company may not conduct any other business or operations except as contemplated by the preceding sentence. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes of the Company as set forth herein.


                              ARTICLE IV

           CAPITAL CONTRIBUTIONS, ALLOCATIONS AND SECURITIES

            Section 4.1 FORM OF CONTRIBUTION. The contribution of a Member to the Company may, as determined by the Managing Members in their discretion, be in cash or other legal consideration.

            Section 4.2 CONTRIBUTIONS BY THE COMMON MEMBERS. The Common Members shall make such contributions to the Company, either in connection with the purchase of Common Securities or otherwise, so as to cause their Common Securities to be entitled to at least 21% of each item of the capital, income, gain, loss, deduction, or credit distributions of the Company at all times.

            Section 4.3 CONTRIBUTIONS BY THE PREFERRED MEMBERS. On each Closing Date there shall be contributed to the capital of the Company, with respect to each Person who purchases a Preferred Security, an amount in cash equal to the Purchase Price for such Preferred Security (such amount being such Person's capital contribution to the Company).

Preferred Members, in their capacity as Members of the Company, shall not be required to make any additional contributions to the Company (except as required by law).

            Section 4.4 ALLOCATION OF PROFITS AND LOSSES. The profits and losses of the Company (other than the allocation of profits to Preferred Members in amounts equal to the Dividends accrued on their Preferred Securities, including Additional Dividends payable with respect thereto) shall, subject to the applicable terms of Article VIII, Article X and Article XII of this Agreement, be allocated entirely to the Common Members.

            Section 4.5 ALLOCATION OF DISTRIBUTIONS. The distributions of the Company shall, subject to the applicable terms of Articles VIII, X and XVII of this Agreement, be allocated entirely to the Common Members.

            Section 4.6 WITHHOLDING. The Company shall comply with withholding requirements under federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. To the extent that the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Member. To the fullest extent permitted by law, in the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Company may reduce subsequent distributions by the amount of such withholding. Each Member, by its acceptance of Interests, shall be deemed to agree to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

            Section 4.7 INTERESTS AS PERSONAL PROPERTY. Each Member hereby agrees that its Interest shall for all purposes be personal property. A Member has no interest in specific Company property.

                               ARTICLE V

                                MEMBERS

            Section 5.1 POWERS OF MEMBERS. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement.

            Section 5.2 PARTITION. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

            Section 5.3 RESIGNATION. The Managing Members shall have no right to resign from the Company or assign their Common Interests. Any other Member may only resign from the Company prior to the dissolution and winding up of the Company upon the assignment of its Interest (including any redemption, repurchase, exchange or other acquisition by the Company of such Interest) in accordance with the provisions of this Agreement. A resigning Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Interest except as otherwise expressly provided for in this Agreement.


                              ARTICLE VI

                              MANAGEMENT

            Section 6.1 MANAGEMENT OF THE COMPANY. (a) Except as provided in Article VII or VIII and as otherwise provided herein, the business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by the Managing Members, which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company. Any action taken by the Managing Members or, upon appointment pursuant to Section 7.1, the Special Trustee, shall constitute the act of and shall serve to bind the Company.

            (b) Without limiting the generality of the foregoing, and subject to the provisions of Section 6.2, the Managing Members or, upon appointment pursuant to Section 7.1, the Special Trustee, shall have all authority, rights and powers in the management of the Company business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this

Agreement, including by way of illustration but not by way of limitation, the following:

            (i) to authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member (including any Managing Member) or any Affiliate of any Member (including, without limitation, making loans to St. Paul);

          (ii)  to call meetings of Members or any class thereof;

         (iii) to issue Interests, including Common Securities and Preferred Securities in accordance with this Agreement;

          (iv)  to pay all expenses incurred in forming the Company;

           (v)  to purchase Subordinated Debentures from St. Paul;

          (vi) to declare or otherwise determine and make Dividends, in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and of the Delaware Act;

         (vii) to establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, Dividends and voting rights;

        (viii) to establish or set aside in their discretion any reserve or reserves for contingencies and for any other proper Company purpose;

          (ix) to redeem, repurchase or exchange, on behalf of the Company, Interests which may be so redeemed, repurchased or exchanged;

           (x) to appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all Persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Managing Members deem necessary or desirable for the management and operation of the Company, including, without limitation, any Member (including any Managing Member) or any Affiliate of any Member;

          (xi) to incur and pay all expenses and obligations incident to the operation and management of the Company, including, without limitation, the services referred to in the preceding paragraph, taxes, interest, travel, rent, insurance, supplies, salaries and wages of the Company's employees and agents;

         (xii) to acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Company and its assets or otherwise in the interest of the Company as the Managing Members shall determine;

        (xiii) to open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

         (xiv) to effect a dissolution of the Company and act as liquidating trustee or the Person winding up the Company's affairs, all in accordance with and subject to the provisions of this Agreement and of the Delaware Act;

          (xv) to bring and defend on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

         (xvi) to prepare and cause to be prepared reports, statements and other relevant information for distribution to Members as may be required or determined to be appropriate by the Managing Members from time to time;

        (xvii) to prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

       (xviii) to execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

           (c) Subject to the provisions of Section 6.2, the expression of any power or authority of the Managing Members and, upon appointment pursuant to
Section 7.1, the Special Trustee, shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

            (d) Notwithstanding any provision in this Agreement to the contrary, without the need for the consent of any Person, the Company, and each Managing Member on behalf of the Company, acting singly or jointly, shall have the authority to enter into and perform the Indenture and the Underwriting Agreement.

            Section 6.2 LIMITS ON MANAGING MEMBERS' POWERS. (a) Anything in this Agreement to the contrary notwithstanding, the Managing Members (and, upon appointment pursuant to Section 7.1 of this Agreement, the Special Trustee) shall not cause or permit the Company to:

            (i)  acquire any assets other than as expressly provided herein;

           (ii)  possess Company property for other than a Company purpose;

          (iii) admit a Person as a Member, except as expressly provided in this Agreement;

           (iv) make any loans to St. Paul or its Affiliates, other than loans represented by the Subordinated Debentures;

            (v) perform any act that would subject any Preferred Member to liability for the debts, obligations and liabilities of the Company in any jurisdiction, except as expressly provided in this Agreement;

           (vi) engage in any activity that is not consistent with the purposes of the Company, as set forth in Section 3.1 of this Agreement;

          (vii) without the written consent of 66 2/3% in Liquidation Preference of the Preferred Securities, have an order for relief entered with respect to the Company or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the Company's property, or make any assignment for the benefit of creditors of the Company; or

         (viii) borrow money or become liable for the borrowings of any third party or engage in any financial or other trade or business.

            (b) So long as any Subordinated Debentures are held by the Company, the Managing Members shall not:

            (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special Trustee, or exercising any trust or power conferred on the Special Trustee with respect to the Subordinated Debentures;

           (ii) waive any past default which is waivable under the Subordinated Debentures;

          (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable; or

           (iv) consent to any amendment, modification or termination of the Subordinated Debentures or the Indenture,

without, in each case, obtaining the prior approval of the Preferred Members holding not less than 66 2/3% in Liquidation Preference of the Preferred Securities; PROVIDED, HOWEVER, that where a consent under the Subordinated Debentures would require the consent of each holder of Subordinated Debentures affected thereby, no such consent shall be given by the Managing Members without the prior consent of each Preferred Member.

            Section 6.3 RELIANCE BY THIRD PARTIES. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Members herein set forth. In dealing with the Managing Members or, upon appointment pursuant to Section 7.1 of this Agreement, the Special Trustee, acting on behalf of the Company, no Person shall be required to inquire into the authority of the Managing Members or, upon appointment pursuant to Section 7.1 of this Agreement, the Special Trustee to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Managing Members or, upon appointment pursuant to Section 7.1, the Special Trustee, as set forth in this Agreement.

            Section 6.4 NO MANAGEMENT BY ANY PREFERRED MEMBERS. Except as otherwise expressly provided herein, no Preferred Member, in its capacity as a Preferred Member, shall take part in the day-to-day management, operation or control of the business and affairs of the Company. The Preferred Members, in their capacity as Preferred Members of the Company, shall not be agents of the Company and shall not have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

            Section 6.5 BUSINESS TRANSACTIONS OF A MANAGING MEMBER WITH THE COMPANY. Subject to Sections 6.1 and 6.2 of this Agreement, the Managing Members or their Affiliates may lend money to, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as Persons who are not Managing Members or Affiliates thereof.

            Section 6.6 ACTIONS BY MANAGING MEMBERS. Notwithstanding any provision to the contrary, any action that the Managing Members are authorized to take hereunder or under the Delaware Act may be taken by the Managing Members, acting together, or either Managing Member, acting alone, or, upon appointment pursuant to Section 7.1 of this Agreement, by the Special Trustee.

            Section 6.7 OUTSIDE BUSINESSES. Any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.


                              ARTICLE VII

                          THE SPECIAL TRUSTEE

            Section 7.1  APPOINTMENT OF SPECIAL TRUSTEE.
(a)  If:

          (i) the Company fails to pay Dividends in full on the Preferred Securities for 15 consecutive months (other than as a result of a determination by St. Paul to extend the interest payment period of the Subordinated Debentures in accordance with the terms thereof);

         (ii) an Event of Default under the Indenture occurs and is continuing;
      or

        (iii) St. Paul is in default on any of its payment obligations under the Guarantee,

then the Preferred Members, upon the affirmative vote of at least a Majority in Liquidation Preference of the Preferred Securities will be entitled to appoint and authorize a Special Trustee to enforce the Company's rights as a creditor under the Indenture and the Subordinated Debentures, enforce the rights of the Preferred Members under the Guarantee and, to the extent permitted by law, to declare and pay Dividends (including Additional Dividends) on the Preferred Securities.

            (b) For purposes of determining whether the Company has failed to pay Dividends in full for 15 consecutive months, Dividends shall be deemed to remain in arrears, notwithstanding any partial payments in respect thereof, until full cumulative Dividends have been or contemporaneously are declared and paid with respect to all monthly Dividend periods terminating on or prior to the date of payment of such full cumulative Dividends.

            (c) Not later than 30 days after such right to appoint a Special Trustee arises under paragraph (a) of this Section, and upon not less than 15 days' written notice by first-class mail to the Preferred Members, the Managing Members will convene a meeting for election of a Special Trustee. If the Managing Members fail to convene such meeting within such 30-day period, then Preferred Members holding at least 10% in Liquidation Preference of the Preferred Securities will be entitled to convene such meeting. Except as provided herein, the provisions of Section 9.3 of this Agreement relating to the convening and conduct of meetings of the Members will apply with respect to any such meeting.

            (d) Any Special Trustee appointed in accordance with this Section shall cease to be a Special Trustee immediately if the Company (or St. Paul pursuant to the Guarantee) shall have paid in full all accumulated and unpaid Dividends (including any Additional Dividends) on the

Preferred Securities, in the case of clause (i) of paragraph (a) of this Section, or such Event of Default or default, as the case may be, shall have been cured, in the case of clause (ii) or (iii) of paragraph (a) of this Section.

            Section 7.2 POWERS OF SPECIAL TRUSTEE. (a) Upon the appointment of a Special Trustee in accordance with Section 7.1 of this Agreement, and so long as the appointment of the Special Trustee is effective, the Special Trustee shall manage the business and affairs of the Company to the exclusion of the Managing Members and shall have the powers and be subject to the limitations set forth in Sections 6.1 and 6.2 of this Agreement, respectively.

            (b) Without limiting the powers of any Special Trustee so appointed and for the avoidance of any doubt concerning the powers of the Special Trustee, any Special Trustee shall have the power to enforce the Company's rights under the Indenture and shall to the extent of legally available funds, declare and pay Dividends (including Additional Dividends) on the Preferred Securities.

            (c) Without limiting the powers of any Special Trustee so appointed and for the avoidance of any doubt concerning the powers of the Special Trustee, any Special Trustee, in its own name, in the name of the Company, in the name of any Member or otherwise may institute or cause to be instituted a proceeding, including, without limitation, any suit in equity, action at law or other judicial or administrative proceeding, to enforce the Company's or any Member's rights directly against St. Paul (or any other obligor in connection with such obligations) on behalf of the Company or any Member and to the same extent as the Company or any Member, and may prosecute such proceeding to judgment or final decree, and enforce the same against St. Paul (or any other obligor in connection with such obligations) and collect, out of the property, wherever situated, of St. Paul (or any other obligor in connection with such obligations), the monies adjudged or decreed to be payable in the manner provided by law. The Managing Members agree to execute and deliver such documents as may be necessary or appropriate for the Special Trustee to exercise such powers.

                              ARTICLE VIII

               COMMON SECURITIES AND PREFERRED SECURITIES

            Section 8.1 COMMON SECURITIES AND PREFERRED SECURITIES. (a) The Interests in the Company shall be divided into two classes, Common Securities and Preferred Securities.

            (b) No holder of Common Securities or of Preferred Securities shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of Preferred Securities whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a Dividend.

            (c) A Preferred Security shall be represented by the corresponding Preferred Certificate. Common Securities shall not be evidenced by any certificate or other written instrument, but shall only be evidenced by this Agreement.

            (d) Any Person purchasing Preferred Securities shall be admitted to the Company as a Preferred Member upon compliance with Section 2.6 of this Agreement.

            Section 8.2  GENERAL PROVISIONS REGARDING PREFERRED SECURITIES.
(a) There is hereby authorized for issuance and sale Preferred Securities having an aggregate liquidation preference of $50 and having the designation, annual Dividend rate, liquidation preference, redemption terms, conversion and exchange rights and other powers, preferences and special rights and limitations set forth in this Article VIII. The aggregate liquidation preference of Preferred Securities authorized hereunder shall be reduced 31 days after the first Closing Date to the aggregate liquidation preference of such Preferred Securities as shall have been purchased through such date by the Underwriters.

            (b) The payment of Dividends and payments of distributions by the Company in liquidation or on redemption in respect of Preferred Securities shall be guaranteed by St. Paul pursuant to, and to the extent provided in, the Guarantee. In the event of an appointment of a Special Trustee pursuant to
Article VII, among other things, to enforce the Guarantee, the Special Trustee may take possession of the Guarantee for such purpose. The Preferred Members, by acceptance of such Preferred Securities, acknowledge and agree to the subordination provisions and other terms of the Guarantee.

            (c) The proceeds received by the Company from the issuance of Preferred Securities, together with the proceeds of the capital contributed by the Common Members pursuant to Section 4.2 of this Agreement, shall be invested by the Company in Subordinated Debentures with (i) an aggregate principal amount equal to such aggregate invested proceeds and (ii) an interest rate at least equal to the Dividend rate of the Preferred Securities.

            (d) The Company may not issue any other Interests without the approval of the Preferred Members of not less than 66 2/3% in Liquidation Preference of the Preferred Securities. All Preferred Securities shall rank senior to all other Interests in respect of the right to receive Dividends or other distributions and the right to receive payments out of the assets of the Company upon voluntary or involuntary dissolution, winding-up or termination of the Company. All Preferred Securities redeemed, purchased or otherwise acquired by the Company (including Preferred Securities surrendered for conversion or exchange) shall be cancelled. The Preferred Securities will be issued in registered form only. Dividends on all Preferred Securities shall be cumulative.

            (e) Neither St. Paul nor any Affiliate of St. Paul shall have the right to vote or give or withhold consent with respect to any Preferred Security owned by it, directly or indirectly, and, for purposes of any matter upon which the Preferred Members may vote or give or withhold consent as provided in this Agreement, Preferred Securities owned by St. Paul or any Affiliate shall be treated as if they were not outstanding.

            Section 8.3  PREFERRED SECURITIES.

            (a) DESIGNATION. The Preferred Securities, liquidation preference $50 per Preferred Security, are hereby designated as " * % CONVERTIBLE MONTHLY INCOME PREFERRED SECURITIES".

            (b) DIVIDENDS. (i) Preferred Members shall be entitled to receive, when, as and if declared by the Managing Members, cumulative Dividends at a rate per annum of * % of the stated liquidation preference of $50 per Preferred Security, calculated on the basis of a 360-day year consisting of 12 months of 30 days each. For any period shorter than a full monthly Dividend period, Dividends will be computed on the basis of the actual number of days elapsed in such period. Dividends shall be payable in United States dollars monthly in arrears on the last day of each calendar month of each year, commencing * , 1995. Such Dividends will accrue and be cumulative whether or not they have been declared and whether or not there are funds of the Company legally available for the payment of Dividends. Dividends on the Preferred Securities shall be cumulative from the first Closing Date. Additional Dividends upon any Dividend arrearages shall be declared and paid in order to provide, in effect, monthly compounding on such Dividend arrearages at a rate of % per annum compounded monthly and such Additional Dividends shall accumulate. In the event that any date on which Dividends are payable on the Preferred Securities is not a Business Day, then payment of the Dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

            (ii) Dividends on the Preferred Securities must be declared monthly and be paid on the last day of each calendar month (each a "DIVIDEND PAYMENT DATE") to the extent that the Company has, on such date, (x) funds legally available for the payment of such Dividends and (y) cash on hand sufficient to permit such payments, it being understood that to the extent that funds are not available to pay in full all accumulated and unpaid Dividends, the Company may pay partial PRO RATA Dividends to the extent of funds legally available therefor. Dividends will be payable to the Preferred Members as they appear on the books and records of the Company on the relevant record dates, which will be one Business Day prior to the related Dividend Payment Date. In the event of any extended interest payment period with respect to the Subordinated Debentures resulting in the deferral of the payment of Dividends on the Preferred Securities, the Company shall give written notice by first-class mail to the Preferred Members as to such extended interest payment period no later than the last date on which it would be required to notify the NYSE of the record or payment date of the related Dividend on the Preferred Securities.

            (iii)  The Company shall not:

            (A) pay, declare or set aside for payment, any Dividends or other distributions on any other Interests; or

            (B)  redeem, purchase or otherwise acquire any other Interests;

until, in each case, such time as all accumulated and unpaid Dividends on all of the Preferred Securities, including any Additional Dividends thereon, shall have been paid in full for all Dividend periods terminating on or prior to the date of such payment or the date of such redemption, purchase or acquisition, as the case may be.

            (iv) In the event of an election by a Preferred Member to convert its Preferred Securities through the Conversion Agent into St. Paul Common Stock pursuant to Section 8.4 of this Agreement, neither St. Paul nor the Company shall make, or be required to make, any payment, allowance or adjustment with respect to accumulated and unpaid Dividends on such Preferred Securities; PROVIDED that Preferred Members at the close of business on any record date for the payment of Dividends will be entitled to receive the Dividend payable on their Preferred Securities on the corresponding Dividend Payment Date notwithstanding the conversion of such Preferred Securities into St. Paul Common Stock on or after such record date and on or prior to such Dividend Payment Date.

            (c) REDEMPTION. (i) If at any time following the Conversion Expiration Date, less than five percent (5%) of the Preferred Securities originally issued and sold pursuant to the Underwriting Agreement remain outstanding, such Preferred Securities shall be redeemable, at the option of the Company, in whole but not in part, from time to time, upon not fewer than 30 nor more than 60 days' prior notice, at a redemption price equal to the liquidation preference per Preferred Security plus accumulated and unpaid Dividends (whether or not earned or declared) to the date fixed for redemption, including any Additional Dividends accrued thereon (the "REDEMPTION PRICE").

            (ii) Upon repayment at maturity of the Subordinated Debentures or as a result of acceleration of the Subordinated Debentures, the Preferred Securities shall be redeemable, in whole but not in part, at the Redemption Price, and the proceeds from such repayment shall be applied to redeem the Preferred Securities at the Redemption Price. In the case of such acceleration, the Preferred Securities shall only be redeemed when repayment of the Subordinated Debentures has actually been received by the Company.

            (d) REDEMPTION PROCEDURES. (i) Notice of any redemption (a "NOTICE OF REDEMPTION") of the Preferred Securities to be redeemed will be given by the Company by first-class mail to each record holder of Preferred

Securities not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof following the issuance of a notice of redemption of the Subordinated Debentures by St. Paul to the Company. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this paragraph (d)(i), a Notice of Redemption shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to each Preferred Member. Each Notice of Redemption shall be addressed to Preferred Member at the address of the Preferred Member appearing in the books and records of the Company. If all of the Preferred Securities are represented by Book-Entry Interests, Notices of Redemption shall be sent to the Clearing Agency. No defect in the Notice of Redemption or in the mailing thereof with respect to any Preferred Security shall affect the validity of the redemption proceedings with respect to any other Preferred Security.

            (ii) If, following a notice of redemption of all outstanding Subordinated Debentures, the Company issues a Notice of Redemption, then, by 12:00 noon, New York time, on the redemption date, St. Paul will repay to the Company an aggregate principal amount of the Subordinated Debentures which, together with accrued and unpaid interest and any Additional Interest thereon, will be an amount sufficient to pay the Redemption Price for all Preferred Securities then outstanding. If all of the Preferred Securities are represented by Book-Entry Interests, the Company shall irrevocably deposit such funds with the Clearing Agency and give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Preferred Members of Preferred Securities and otherwise the Company may pay the Redemption Price by check. If a Notice of Redemption shall have been issued and funds deposited as required or a check deposited in the U.S. mails postage prepaid, then upon the date of such deposit, the Preferred Members shall cease to be members of the Company, and all rights of the Preferred Members who hold such Preferred Securities so called for redemption will cease, except the right of the Preferred Members holding such securities to receive the Redemption Price, but without interest from and after such redemption date. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of

Preferred Securities is improperly withheld or refused and not paid either by the Company or by St. Paul pursuant to the Guarantee, Dividends on such Preferred Securities (including any Additional Dividends thereon) will continue to accumulate at the then applicable rate, from the original redemption date to the date that the Redemption Price is actually paid.

            (e) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Company, the Preferred Members holding Preferred Securities at the time outstanding will be entitled to receive out of the assets of the Company legally available for distribution to Members after satisfaction of liabilities to creditors of the Company as required by the Delaware Act before any distribution of assets is made with respect to any other Interest, an amount equal to the aggregate of the stated liquidation preference of $50 per Preferred Security and accumulated and unpaid Dividends (whether or not earned or declared) to the date of payment, including any Additional Dividends accrued thereon (the "LIQUIDATION DISTRIBUTION").

            (f)  VOTING RIGHTS -- CERTAIN AMENDMENTS.

            (i) If any proposed amendment of this Agreement provides for, or the Managing Members otherwise propose to effect, (x) any action that would materially adversely affect the powers, preferences or rights of the Preferred Securities, whether by way of amendment of this Agreement or otherwise (including, without limitation, the authorization or issuance of any additional Interests), or (y) the liquidation, dissolution, winding-up or termination of the Company (other than in connection with the exchange of Depositary Shares representing St. Paul Preferred Stock for all of the Preferred Securities upon the occurrence of an Exchange Event), or (z) the commencement of any bankruptcy, insolvency, reorganization or other similar proceeding involving the Company, then the Preferred Members will be entitled to vote on such amendment or action of the Managing Members (but not on any other amendment or action) and such amendment or action shall not be effective except with the approval of Preferred Members holding not less than 66 2/3% in Liquidation Preference of the Preferred Securities; PROVIDED, HOWEVER, that no such approval shall be required if the dissolution, winding-up or termination of the Company is otherwise effected pursuant to Section 17 of this Agreement.

            (ii) Any required approval of the Preferred Members may be given at a separate meeting of the Preferred Members convened for such purpose or pursuant to written consent. The Company will cause written notice of any meeting at which the Preferred Members are entitled to vote, or of any matter upon which action by written consent of the Preferred Members is to be taken, to be mailed by first-class mail to each Preferred Member at least 15 days prior to the date of such meeting or the date by which such action is to be taken. Each such notice will include a statement setting forth (x) the date of such meeting or the date by which such action is to be taken, (y) a description of any matter on which the Preferred Members are entitled to vote or upon which written consent is sought and (z) instructions for the delivery of proxies or consents. No vote or consent of the Preferred Members will be required for the Company to redeem and cancel Preferred Securities in accordance with this Agreement.

            (iii) Subject to the provisions of Article IX of this Agreement, the Preferred Members may not remove the Managing Members.

            (g) SPECIAL EVENT DISSOLUTION. If a Tax Event shall occur and be continuing, the Managing Members may, and if an Investment Company Event shall occur and be continuing the Managing Members shall, dissolve the Company and, after satisfaction of liabilities to creditors of the Company as required by the Delaware Act, cause to be distributed to Preferred Members in liquidation of the Company, within 90 days following the occurrence of such Special Event, Subordinated Debentures having a principal amount equal to the aggregate Liquidation Preference of the outstanding Preferred Securities and with accrued interest in an amount equal to any unpaid Dividends on the Preferred Securities, provided that the Managing Members have reasonably determined that Preferred Members will not recognize gain or loss for United States federal income tax purposes as a result of such distribution. In the case of a Tax Event, the Managing Members may instead elect to cause the Preferred Securities to remain outstanding.

            After the date fixed for any distribution of Subordinated Debentures upon dissolution of the Company (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Preferred Members shall cease to be members of the Company, (iii) DTC or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution and (iv) any Preferred Certificates not held by DTC or its nominee will be deemed to represent Subordinated Debentures having a principal amount equal to the aggregate of the Liquidation Preference and accrued and unpaid Dividends on such Preferred Securities until such Preferred Certificates are presented to the Managing Members or their agents for transfer or reissuance.

            Section 8.4 CONVERSION RIGHTS OF PREFERRED SECURITIES. The Preferred Members shall have the right, at their option, at any time before the close of business on the Conversion Expiration Date, to cause the Conversion Agent to convert Preferred Securities, on behalf of the converting Preferred Members, into shares of St. Paul Common Stock in the manner described herein on and subject to the following terms and conditions:

            (a) The Preferred Securities will be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of St. Paul Common Stock, pursuant to the Preferred Member's direction to the Conversion Agent given by means of an irrevocable notice of conversion substantially in the form of Annex B hereto (a "NOTICE OF CONVERSION") to (i) exchange such Preferred Securities for a portion of the Subordinated Debentures theretofore held by the Company on the basis of one Preferred Security per $ * principal amount of Subordinated Debentures, and (ii) immediately convert such Subordinated Debentures and any accrued and unpaid interest thereon into fully paid and nonassessable shares of St. Paul Common Stock, at an initial rate of * shares of St. Paul Common Stock per $ * principal amount of Subordinated Debentures (which is equivalent to a conversion price of $ * per share of St. Paul Common Stock, subject to certain adjustments set forth in the Indenture (as so adjusted, "CONVERSION PRICE")).

            (b) In order to convert Preferred Securities into St. Paul Common Stock, the Preferred Member holding such Preferred Securities shall surrender the Preferred Securities to be converted to the Conversion Agent at the office referred to above, together with an irrevocable Notice of Conversion (i) setting forth the number of Preferred Securities to be converted and the name or names, if other than the Preferred Member, in which the shares of St. Paul Common Stock should be issued and (ii) directing the Conversion Agent to exchange such Preferred Securities for Subordinated Debentures and immediately convert such Subordinated Debentures, on behalf of such Preferred Member, into St. Paul Common Stock. If the Notice of Conversion is delivered before the close of business on the Conversion

Expiration Date, the Conversion Agent shall notify the Company of the Preferred Member's election to convert and the Company shall, upon receipt of such notice, deliver to the Conversion Agent (x) the appropriate principal amount of Subordinated Debentures for exchange in accordance with this Section, together with (y) Preferred Securities represented by the surrendered certificates but not directed to be converted in the Notice of Conversion. The Conversion Agent shall thereupon, on behalf of such Preferred Member, effect the conversion of such Subordinated Debentures into shares of St. Paul Common Stock. Preferred Members at the close of business on a Dividend payment record date will be entitled to receive the Dividend payable on such securities on the corresponding Dividend Payment Date notwithstanding the conversion of such Preferred Securities on or after such Dividend payment record date and on or prior to such Dividend Payment Date. Except as provided above, no payment, allowance or adjustment shall be made by the Company or St. Paul upon any conversion on account of any accumulated and unpaid Dividends accrued on the Preferred Securities (including any Additional Dividends accrued thereon) surrendered for conversion, or on account of any accumulated and unpaid Dividends on the shares of St. Paul Common Stock issued upon such conversion. Preferred Securities shall be deemed to have been converted immediately prior to the close of business on the day on which a Notice of Conversion relating to such Preferred Securities is delivered in accordance with the foregoing provision (the "CONVERSION DATE"). The Person or Persons entitled to receive the St. Paul Common Stock issuable upon conversion of the Subordinated Debentures shall be treated for all purposes as the record holder or holders of such St. Paul Common Stock at such time. No fractional shares of St. Paul Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by St. Paul. As promptly as practicable on or after the Conversion Date, St. Paul shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of St. Paul Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same, and unless otherwise directed by the Preferred Member in the Notice of Conversion, the Conversion Agent shall distribute such certificate or certificates and cash payment, together with the certificate(s) representing any unconverted Preferred Securities, to such Person or Persons.

            (c) Each Preferred Member by his acceptance of one or more Preferred Securities appoints the Transfer Agent for the Preferred Securities conversion agent (in such capacity, the "CONVERSION AGENT") for the purpose of effecting the conversion of Preferred Securities in accordance with this Section and the exchange of Preferred Securities for Depositary Shares representing St. Paul Preferred Stock in accordance with Section 8.5 of this Agreement. In effecting the conversion and exchange transactions described in this Section and
Section 8.5 of this Agreement, the Conversion Agent shall be acting as agent of the Preferred Members directing it to effect such conversion or exchange transactions. The Conversion Agent is hereby authorized (i) to effect conversions of Preferred Securities from time to time upon receipt of Notices of Conversion and (ii) following the occurrence of an Exchange Event, to exchange all of the Subordinated Debentures and any accrued and unpaid interest thereon for Depositary Shares representing St. Paul Preferred Stock in accordance with the provisions of Section 8.5 of this Agreement.

            (d) (i) On and after * , and provided that the Company has paid in full all accumulated and unpaid Dividends on all of the Preferred Securities, including any Additional Dividends thereon, for all Dividend periods terminating on or prior to such date, the Company shall have the right, at its option, to cause the conversion rights set forth in this Section to expire, BUT ONLY IF for 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the St. Paul Common Stock exceeds 120% of the Conversion Price in effect on such Trading Day.

                (ii) In order to exercise its option to cause the conversion rights of Preferred Members to expire, the Company must issue a press release announcing the Conversion Expiration Date (the "PRESS RELEASE") prior to the opening of business on the second Trading Day after a period in which the condition in the preceding paragraph has been met (but in no event prior to *). The Press Release shall be issued for publication to the Dow Jones News Service and to such other print and electronic media as the Company may select. The Press Release shall state that the Company has elected to exercise its right to extinguish the conversion rights of Preferred Members, specify the Conversion Expiration Date and provide the Conversion Price of the Preferred Securities and the Current Market Price of the St. Paul Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the Press Release. If the Company exercises the option described in this paragraph, the "CONVERSION EXPIRATION

DATE" shall be a date selected by the Company which shall be not less than 30 or more than 60 days after the date on which the Company issues the Press Release. In the event the Company does not exercise the option described in this paragraph, the Conversion Expiration Date shall be the earlier of (a) the date of an Exchange Election, as set forth in Section 8.5(c) of this Agreement, and (b) two Business Days prior to the date set for the mandatory redemption of the Preferred Securities pursuant to Section 8.3(d)(ii) of this Agreement.

                  (iii) In addition to issuing the Press Release, the Company shall send notice of the expiration of conversion rights (a "NOTICE OF CONVERSION EXPIRATION") by first-class mail to each Preferred Member of record not more than four (4) Business Days after the Company issues the Press Release. Such mailed Notice of Conversion Expiration shall state: (1) the Conversion Expiration Date; (2) the Conversion Price of the Preferred Securities and the Current Market Price of the St. Paul Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the Notice of Conversion Expiration; (3) the place or places at which Preferred Securities are to be surrendered prior to the Conversion Expiration Date for certificates representing shares of St. Paul Common Stock; and (4) such other information or instructions as the Company deems necessary or advisable to enable a Preferred Member to exercise its conversion right hereunder. No defect in the Notice of Conversion Expiration or in the mailing thereof with respect to any Preferred Security shall affect the validity of such notice with respect to any other Preferred Security. As of the close of business on the Conversion Expiration Date, the Preferred Securities shall no longer be convertible into St. Paul Common Stock.

            (e) No fractional shares of St. Paul Common Stock will be issued as a result of conversion, but in lieu thereof, St. Paul shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Current Market Price on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment to the Preferred Member holding Preferred Securities so converted.

            (f) St. Paul shall at all times reserve and keep available out of its authorized and unissued St. Paul Common Stock, solely for issuance upon the conversion of the Subordinated Debentures, free from any preemptive or other similar rights, such number of shares of St. Paul Common

Stock as shall from time to time be issuable upon the conversion of all the Subordinated Debentures then outstanding. Any shares of St. Paul Common Stock issued upon conversion of the Subordinated Debentures shall be duly authorized, validly issued and fully paid and nonassessable. St. Paul shall deliver the shares of St. Paul Common Stock upon conversion of the Subordinated Debentures to the Conversion Agent, as agent for the Preferred Member so converting, free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. Each of St. Paul and the Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the St. Paul Common Stock (and all requirements to list the St. Paul Common Stock issuable upon conversion of Subordinated Debentures that are at the time applicable), in order to enable St. Paul to lawfully issue St. Paul Common Stock to the Conversion Agent and the Conversion Agent to lawfully deliver the St. Paul Common Stock to each Preferred Member upon conversion of the Preferred Securities.

            (g) Whenever St. Paul shall issue shares of St. Paul Common Stock upon conversion of Preferred Securities as contemplated by this Section 8.4, St. Paul shall issue, together with each such share of St. Paul Common Stock, one right to purchase Series A Junior Participating Preferred Stock of St. Paul
(or other securities in lieu thereof) pursuant to the Rights Agreement, or any similar rights issued to holders of St. Paul Common Stock in addition thereto or in replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "RIGHTS"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by other holders of St. Paul Common Stock (or are evidenced by outstanding share certificates representing St. Paul
Common Stock) at such time and have not expired or been redeemed.

            (h) St. Paul will pay any and all stock transfer and documentary stamp taxes that may be payable in respect of the issue or delivery of shares of St. Paul Common Stock to the Conversion Agent on conversion of Subordinated Debentures and by the Conversion Agent upon conversion of the Preferred Securities. St. Paul shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of St. Paul Common Stock in a name other than that in which the Preferred Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

            (i) Nothing in Section 8.4(h) of this Agreement shall limit the requirement of the Company to withhold taxes pursuant to Section 4.6 of this Agreement or otherwise require the Trustee, the Managing Members or the Company to pay any amounts on account of such withholdings.

            Section 8.5 OPTIONAL EXCHANGE FOR DEPOSITARY SHARES REPRESENTING ST. PAUL PREFERRED STOCK.

            (a) Upon the occurrence of an Exchange Event, Preferred Members holding a Majority in Liquidation Preference of the Preferred Securities, voting as a class or by written consent, may, at their option, cause the Conversion Agent to (i) exchange all (but not less than all) of the Preferred Securities then outstanding for Subordinated Debentures held by the Company, (ii) immediately exchange such Subordinated Debentures and any accrued and unpaid interest thereon, on behalf of the Preferred Members, for Depositary Shares, each representing ownership of 1/*th of a share of St. Paul Preferred Stock, at the Exchange Price and (iii) distribute such Depositary Shares to the Preferred Members, subject to the following terms and conditions.

            (b) The failure of Preferred Members to receive for 15 consecutive months the full amount of Dividend payments (including any arrearages thereon) on the Preferred Securities shall constitute an "EXCHANGE EVENT."

            (c) As soon as practicable, but in no event later than 30 days after the occurrence of an Exchange Event, the Managing Members will, upon not less than 15 days' written notice by first-class mail to the Preferred Members, convene a meeting (the "EXCHANGE ELECTION MEETING") of the Preferred Members for the purpose of acting on the matter of whether to cause the Conversion Agent to effect an exchange, as described above, of all of the Preferred Securities then outstanding for Depositary Shares. If the Managing Members fail to convene such Exchange Election Meeting within such 30-day period, Preferred Members holding not less than 10% in Liquidation Preference of the Preferred Securities will be entitled to convene such Exchange Election Meeting. Upon the affirmative vote of Preferred Members holding a Majority in Liquidation Preference of the Preferred Securities at an Exchange Election Meeting or, in the absence of such meeting, upon receipt by the Company of a written consent signed by Preferred Members holding a Majority in Liquidation Preference of the Preferred Securities, an election to exchange all outstanding Preferred Securities on the basis described above (an "EXCHANGE ELECTION") will be deemed to have been made.

            Each Preferred Member, by becoming a party to this Agreement pursuant to Section 2.6 of this Agreement, will be deemed to have agreed to be bound by these optional exchange provisions in regard to the exchange of Preferred Securities for Depositary Shares pursuant to the terms described above.

            (d) Upon receipt of notice substantially in the form of Annex C hereto from such Preferred Members (the "NOTICE OF EXCHANGE"), the Conversion Agent shall promptly deliver copies of the Notice of Exchange to the Company, St. Paul and the Trustee.

            (e) All outstanding Preferred Securities shall be deemed to have been exchanged, immediately prior to the close of business on the date of the Exchange Election (the "EXCHANGE DATE"), for Subordinated Debentures held by the Company, at an exchange rate of $ * principal amount of Subordinated Debentures for each Preferred Security, and the Company shall promptly deliver the Subordinated Debentures deemed to have been so exchanged to the Conversion Agent, on behalf of the Preferred Members holding exchanged Preferred Securities. As promptly as practicable after the exchange date, St. Paul shall issue and deposit with the Depositary, pursuant to the Deposit Agreement, a certificate or certificates for the number of fully paid and non-assessable shares of St. Paul Preferred Stock issuable at the rate referred to in paragraph
(f) below upon the exchange contemplated in such paragraph in return for a Depositary Receipt or Receipts issued by the Depositary evidencing a proportionate number of Depositary Shares in respect of the St. Paul Preferred Stock so deposited. St. Paul shall request that the Depositary Receipts be issued in the names of the Preferred Members designated in the Notice of Exchange.

            (f) St. Paul shall thereafter, promptly upon request by the Conversion Agent, exchange such Subordinated Debentures and any accrued and unpaid interest thereon for Depositary Shares, each representing a 1/*th interest in a fully paid and nonassessable share of St. Paul Preferred Stock and evidenced by Depositary Receipts, at the rate of one Depositary Share for each $ * principal amount of Subordinated Debentures (which rate is equivalent to one Depositary Share or 1/*th of a share of St. Paul Preferred Stock for each Preferred Security). Any accumulated and unpaid Dividends on the Preferred Securities (including any Additional Dividends thereon) at the time of the Exchange Election shall, from and after the time of such exchange, be treated as accumulated and unpaid Dividends on the St. Paul Preferred Stock issued in exchange for the Subordinated Debentures. The Person or Persons entitled to receive the Depositary Shares representing the St. Paul Preferred Stock issuable upon such exchange shall be treated for all purposes as the record holder or holders of such St. Paul Preferred Stock as of the exchange date. As promptly as practicable on or after the exchange date, St. Paul shall deliver at the office of the Conversion Agent the Depositary Receipt or Receipts representing the St. Paul Preferred Stock issuable upon such exchange. The Conversion Agent shall deliver such Depositary Receipt or Receipts to the Person or Persons entitled to receive the same.

            (g) Each Depositary Share will represent a one one-hundredth (1/*th) interest in a share of St. Paul Preferred Stock and shall be evidenced by a Depositary Receipt. St. Paul shall at all times reserve and keep available out of its authorized and unissued St. Paul Preferred Stock, solely for issuance upon the exchange of Subordinated Debentures for Depositary Shares, free from any preemptive or other similar rights, such number of shares of St. Paul Preferred Stock as shall from time to time be issuable upon the exchange of all the Subordinated Debentures then outstanding for Depositary Shares. Each of St. Paul and the Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the St. Paul Preferred Stock in order to enable St. Paul to lawfully issue the St. Paul Preferred Stock upon exchange of the Subordinated Debentures and deposit such St. Paul Preferred Stock with the Depositary under the Deposit Agreement and the Conversion Agent to lawfully deliver Depositary Shares upon exchange of the Preferred Securities. All shares of St. Paul Preferred Stock issued upon conversion of the Subordinated Debentures shall be duly authorized, validly issued and fully paid and nonassessable and the terms of the St. Paul Preferred Stock shall be valid and binding on St. Paul. The Conversion Agent shall deliver the Depositary Shares, evidenced by Depositary Receipts, received upon exchange of the Preferred Securities to the exchanging Preferred Member, free and clear of all liens, charges, security interests and encumbrances. St. Paul will use its best efforts to have the Depositary Shares issued upon an exchange of Preferred Securities listed for trading on the

NYSE or such other securities exchange on which the Preferred Securities may then be listed.

            (h) St. Paul will pay any and all taxes that may be payable in respect of the issue or delivery of shares of St. Paul Preferred Stock to the Conversion Agent upon exchange of the Subordinated Debentures, the delivery and deposit of such shares to the Depositary and the delivery of the Depositary Shares by the Conversion Agent upon exchange of the Preferred Securities. St. Paul shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of St. Paul Preferred Stock or Depositary Shares in a name other than that in which Preferred Securities so exchanged were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

            (i) Nothing in Section 8.5(h) of this Agreement shall limit the requirement of the Company to withhold taxes pursuant to Section 4.6 of this Agreement or otherwise require the Trustee, the Managing Members or the Company to pay any amounts on account of such withholdings.


                              ARTICLE IX

                          VOTING AND MEETINGS

            Section 9.1 VOTING RIGHTS OF PREFERRED MEMBERS. (a) Except as shall be otherwise established herein and except as otherwise required by the Delaware Act, the Preferred Members shall have no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Members.

            (b) Notwithstanding that Members holding Preferred Securities are entitled to vote or consent under any of the circumstances described in this Agreement, any of the Preferred Securities that are owned by St. Paul or any Person owned more than fifty percent by St. Paul, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

            Section 9.2  VOTING RIGHTS OF HOLDERS OF COMMON SECURITIES.
Except as otherwise provided herein, and except as otherwise provided by the Delaware Act, all voting rights of the Members shall be vested exclusively in the Common Members. The Common Securities shall entitle the Common Members to vote in proportion to their percentage ownership interest in the Company upon all matters upon which Common Members have the right to vote. All Common Members shall have the right to vote separately as a class on any matter on which the Common Members have the right to vote regardless of the voting rights of any other Member.

            Section 9.3  MEETINGS OF THE MEMBERS.  (a)  Meetings of the
Members of any class or of all classes of Interests may be called at any time by the Managing Members or as provided by this Agreement. Except to the extent otherwise provided, the following provisions shall apply to meetings of Members.

            (b) Members may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members or by written consent.

            (c) Each Member may authorize any Person to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Member executing it at any time before it is voted.

            (d) Each meeting of Members shall be conducted by the Managing Members or by such other Person that the Managing Members may designate.

            (e) Any required approval of Preferred Members holding Preferred Securities may be given at a separate meeting of such Preferred Members convened for such purpose or at a meeting of Members of the Company or pursuant to written consent. The Managing Members will cause a notice of any meeting at which Preferred Members holding Preferred Securities are entitled to vote pursuant to Sections 7.1, 8.3(g) or Article XVI of this Agreement, or of any matter upon which action may be taken by written consent of such Preferred Members, to be mailed to each Preferred Member of record of the Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any action proposed to be taken at such meeting on which such Preferred Members are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

            (f) Subject to Section 9.3(e) of this Agreement, the Managing Members, in their sole discretion, shall establish all other provisions relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.


                               ARTICLE X

                               DIVIDENDS

            Section 10.1  DIVIDENDS.  (a)  Subject to the terms of this
Article X, Preferred Members shall receive periodic Dividends, if any, in accordance with Article VIII of this Agreement, as and when declared by the Managing Members, and Common Members shall receive periodic Dividends, subject to Article VIII of this Agreement and to the provisions of the Delaware Act, as and when declared by the Managing Members, in their discretion.

            (b) A Preferred Member shall not be entitled to receive any Dividend with respect to any Dividend payment date (and any such Dividend shall not be considered due and payable), irrespective of whether such Dividend has been declared by the Managing Members, until such time as (i) the interest payment on the related series of Subordinated Debentures for the interest payment date corresponding to such Dividend payment date is due and payable (after giving effect to any delay of such interest payment date resulting from a valid extension of the related interest payment period for such Subordinated Debentures) and (ii) the Company shall have funds legally available for the payment of such Dividend to such Preferred Member pursuant to the terms of this Agreement and the Delaware Act, and notwithstanding any provision of Section 18-606 of the Delaware Act to the contrary, until such time, a Preferred Member shall not have the status of a creditor of the Company, or the remedies available to a creditor of the Company.

            Section 10.2  LIMITATIONS ON DISTRIBUTIONS.   Notwithstanding
any provision to the contrary contained in this Agreement, the Company shall not make a distribution

(including a Dividend) to any Member on account of its Interest if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.


                              ARTICLE XI

                           BOOKS AND RECORDS

            Section 11.1 BOOKS AND RECORDS; ACCOUNTS. The Managing Members shall keep or cause to be kept at the address of the Managing Members (or at such other place as the Managing Members shall advise the other Members in writing) true and full books and records regarding the status of the business and financial condition of the Company.

            Section 11.2 FINANCIAL STATEMENTS. The Managing Members shall, as soon as available after the end of each Fiscal Year, cause to be prepared and mailed to each Preferred Member of record the unaudited financial statements of the Company for such Fiscal Year prepared in accordance with generally accepted accounting principles.

            Section 11.3 LIMITATION ON ACCESS TO RECORDS. Notwithstanding any provision of this Agreement, but subject to the provisions of Section 18-305 of the Delaware Act, the Managing Members may, to the maximum extent permitted by law, keep confidential from the Preferred Members, for such period of time as the Managing Members deem reasonable, any information the disclosure of which the Managing Members reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Managing Members in good faith believe is not in the best interest of the Company or could damage the Company or its business or which the Company or the Managing Members are required by law or by an agreement with any Person to keep confidential.

            Section 11.4 ACCOUNTING METHOD. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

            Section 11.5 ANNUAL AUDIT. As soon as practical after the end of each Fiscal Year, but not later than 90 days after such end, the financial statements of the Company shall be audited by a firm of independent certified public accountants selected by the Managing Members, and such financial statements shall be accompanied by a report of such accountants containing their opinion. The cost of such audits will be an expense of the Company and paid by St. Paul.


                              ARTICLE XII

                              TAX MATTERS

            Section 12.1 COMPANY TAX RETURNS. (a) The Managing Members shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Managing Members may, in their discretion, make or refrain from making any federal, state or local income or other tax elections for the Company that they deem necessary or advisable, including, without limitation, any election under Section 754 of the Code or any successor provision.

            (b) St. Paul is hereby designated as the Company's "TAX MATTERS PARTNER" under Section 6231(a)(7) of the Code and shall have all the powers and responsibilities of such position as provided in the Code. St. Paul is specifically directed and authorized to take whatever steps St. Paul, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Treasury Regulations. Expenses incurred by the Tax Matters Partner in its capacity as such will be borne by the Company.

            Section 12.2 TAX REPORTS. The Managing Members shall, as promptly as practicable and in any event within 90 days of the end of each Fiscal Year, cause to be prepared and mailed to each Preferred Member of record federal income tax form K-1 and any other forms which are necessary or advisable.

            Section 12.3 TAXATION AS A PARTNERSHIP. The Members intend that the Company shall be treated as a partnership for U.S. federal income tax purposes.

            Section 12.4  TAXATION OF PARTNERS.   The members intend to adopt a
monthly convention for allocating income and loss, such that income and loss will be allocated to each Member as of the close of the record date for each Fiscal Period. The members intend that allocations of income and loss for U.S. federal income tax purposes be consistent with the economic allocations of income under this Agreement.

                             ARTICLE XIII

                               EXPENSES

            Section 13.1 EXPENSES. Except as otherwise provided in this Agreement, the Company shall be responsible for all and shall pay all expenses out of funds of the Company determined by the Managing Members to be available for such purpose, provided that such expenses or obligations are those of the Company or are otherwise incurred by the Managing Members in connection with this Agreement, including, without limitation:

            (a) all costs and expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Members of checks, financial reports, tax returns and notices required pursuant to this Agreement and the holding of any meetings of the Members;

            (b) all expenses incurred in connection with any litigation involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (other than expenses incurred by any Managing Member in connection with any litigation brought by or on behalf of any Member against such Managing Member);

            (c) all expenses for indemnity or contribution payable by the Company to any Person;

            (d) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

            (e) all expenses incurred in connection with the preparation of amendments and/or restatements to this Agreement; and

            (f) all expenses incurred in connection with the dissolution, winding up or termination of the Company.

                              ARTICLE XIV

                               LIABILITY

            Section 14.1 LIABILITY OF COMMON MEMBERS. Each Common Member, by acquiring its Interest and being admitted to the Company as a Common Member, shall be liable to the creditors of the Company (other than to Members holding other classes of Interests, in their capacity as Members) (hereinafter referred to individually as a "THIRD PARTY CREDITOR," and collectively as the "THIRD PARTY CREDITORS") to the same extent that a general partner of a limited partnership formed under the LP Act is liable under Section 17-403(b) of the LP Act to creditors of the limited partnership (other than the other partners in their capacity as partners), as if the Company were a limited partnership formed under the LP Act and the Common Members were general partners of the limited partnership. In furtherance but not in limitation of the generality of the foregoing, each Common Member (i) is liable for any and all debts, obligations and other liabilities of the Company, whether arising under contract or by tort, statute, operation of law or otherwise, enforceable directly and absolutely against each Common Member by each Third Party Creditor and (ii) is deemed to and does assume, as a surety and not as a guarantor, each debt, obligation or other liability of the Company to all Third Party Creditors.

            Section 14.2 LIABILITY OF PREFERRED MEMBERS. (a) Except as otherwise provided by the Delaware Act, (i) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and, to the extent set forth in Section 14.1, the Common Members and (ii) no Preferred Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Preferred Member of the Company.

            (b) A Preferred Member, in its capacity as such, shall have no liability in excess of (i) the amount of its capital contributions, (ii) its share of any assets and undistributed profits of the Company, (iii) any amounts required to be paid by such Preferred Member pursuant to this Agreement and (iv) the amount of any distributions wrongfully distributed to it.

                                   ARTICLE XV

                       TRANSFERS OF INTERESTS BY MEMBERS

            Section 15.1 RIGHT OF ASSIGNEE TO BECOME A PREFERRED MEMBER. An assignee shall become a Preferred Member upon compliance with the provisions of
Section 2.6 of this Agreement.

            Section 15.2 EVENTS OF CESSATION OF MEMBERSHIP. A Person shall cease to be a Member upon the lawful assignment of all of its Interests (including any redemption, exchange or other repurchase by the Company or the Managing Members) or as otherwise provided herein.

            Section 15.3 PERSONS DEEMED PREFERRED MEMBERS. The Company may treat the Person in whose name any Preferred Certificate shall be registered on the books and records of the Company as the sole holder of such Preferred Certificate and of the Preferred Securities represented by such Preferred Certificate for purposes of receiving Dividends and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Preferred Certificate or in the Preferred Securities represented by such Preferred Certificate on the part of any other Person, whether or not the Company shall have actual or other notice thereof.

            Section 15.4 TRANSFER OF INTERESTS. (a) Preferred Securities shall be freely transferable by a Preferred Member.

            (b) Except as provided in the next sentence, a Managing Member may not assign or transfer its Interest in whole or in part unless, prior to such assignment or transfer, such Managing Member has obtained the consent of Preferred Members holding not less than 66 2/3% in Liquidation Preference of the Preferred Securities. A Managing Member may assign or transfer its Interest without such consent only (i) to a Person that is the survivor of a merger or consolidation of the Managing Member in a transaction that meets the requirements of Section 16.1 of this Agreement or (ii) in exchange for interests in a Person that is the survivor in a merger or consolidation that meets the requirements of Section 16.2 of this Agreement. "PERMITTED SUCCESSOR" shall mean a Person that is an assignee or transferee of the Interest of the Managing Member as permitted by this Section 15.4(b).

            (c) Except as provided above, no Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. Any transfer or purported transfer of any Interest not made in accordance with this Agreement shall be null and void.

            Section 15.5 TRANSFER OF PREFERRED CERTIFICATES. The Managing Members shall provide for the registration of Preferred Certificates and of transfers of Preferred Certificates. Upon surrender for registration of transfer of any Preferred Certificate, the Managing Members shall cause one or more new Preferred Certificates to be issued in the name of the designated transferee or transferees. Every Preferred Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Managing Members duly executed by the Preferred Security Preferred Member or his or her attorney duly authorized in writing. Each Preferred Certificate surrendered for registration of transfer shall be canceled by the Managing Members. A transferee of a Preferred Certificate shall be admitted to the Company as a Preferred Member and shall be entitled to the rights and subject to the obligations of a Preferred Member hereunder upon compliance with Section 15.1 of this Agreement.

            Section 15.6 BOOK-ENTRY INTERESTS. The Preferred Certificates, on original issuance, will be issued in the form of a global Preferred Certificate or Preferred Certificates representing the Book-Entry Interests, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Company. Such Preferred Certificate or Preferred Certificates shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC, and no Preferred Security Owner will receive a definitive Preferred Certificate representing such Preferred Security Owner's interests in such Preferred Certificate, except as provided in Section 15.8 of this Agreement. Unless and until definitive, fully registered Preferred Certificates (the "DEFINITIVE PREFERRED CERTIFICATES") have been issued to the Preferred Security Owners pursuant to Section 15.8 of this Agreement:

            (i) The provisions of this Section shall be in full force and effect;

           (ii) The Company, the Managing Members and any Special Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Dividends, Redemption Price and liquidation proceeds on the Preferred Certificates and receiving approvals, votes or consents hereunder) as the Preferred Member and the sole holder of the

      Preferred Certificates and shall have no obligation to the Preferred Security Owner; and

          (iii) None of the Company, the Managing Members, any Special Trustee or any agent of the Managing Members, the Company or any Special Trustee shall have any liability with respect to or responsibility for the records of the Clearing Agency.

            Section 15.7 NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Preferred Members is required under this Agreement, unless and until Definitive Preferred Certificates shall have been issued to the Preferred Members pursuant to Section 15.8, the Managing Members and any Special Trustee shall give all such notices and communications specified herein to be given to the Preferred Members to the Clearing Agency, and shall have no obligations to the Preferred Members.

            Section 15.8 DEFINITIVE PREFERRED CERTIFICATES. If (i) the Clearing Agency elects to discontinue its services as securities depository,
(ii) the Company elects to terminate the book-entry system through the Clearing Agency, or (iii) there is an Event of Default under the Subordinated Debentures, then Definitive Preferred Certificates shall be prepared by the Company. Upon surrender of the global Preferred Certificate or Preferred Certificates representing the Book-Entry Interests by the Clearing Agency, accompanied by registration instructions, the Managing Members shall cause Definitive Preferred Certificates to be delivered to Preferred Members in accordance with the instructions of the Clearing Agency. Neither the Managing Members nor the Company shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Person receiving a Definitive Preferred Certificate in accordance with this
Article XV shall be admitted to the Company as a Preferred Member upon receipt of such Definitive Preferred Certificate and shall be registered on the books and records of the Company as a Preferred Member. The Clearing Agency shall not cease to be a Preferred Member until at least one Person receiving a Definitive Certificate is admitted to the Company as a Preferred Member. The Definitive Preferred Certificates shall be printed, lithographed or engraved or may be produced in any other manner as may be required by any national securities exchange on which the Preferred Securities may be listed and is reasonably acceptable to the Managing Members, as evidenced by their execution thereof.

                              ARTICLE XVI

                   MERGERS, CONSOLIDATIONS AND SALES

            Section 16.1 ST. PAUL. St. Paul shall not merge or consolidate with or into another Person or permit another Person to merge or consolidate with or into it, and shall not be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to another Person (each such event, a "TRANSACTION") unless (i) at the time of such Transaction, no Event of Default (as defined in the Indenture) shall have occurred and be continuing, or would occur as a result of such Transaction, (ii) the survivor of such merger or consolidation or the Person to which St. Paul's assets are sold, transferred or leased is a Person organized under the laws of the United States or any state thereof, such Person (if other than St. Paul) becomes a party to this Agreement and becomes a Managing Member, assumes all of St. Paul's obligations under this Agreement, and such Person has a net worth equal to at least 10% of the total capital contributions made by the Members to the Company, (iii) prior to such Transaction, St. Paul obtains an opinion of nationally recognized independent counsel experienced in such matters to the effect that the Company will continue to be classified as a partnership for federal income tax purposes after such Transaction and (iv) in the case of any sale, transfer or lease of all or substantially all of St. Paul's assets that includes St. Paul's Interest in the Company, St. Paul has obtained the consent of Preferred Members holding not less than 66 2/3% in Liquidation Preference of the Preferred Securities to the Transaction.

            Section 16.2. THE COMPANY. In addition, the Company may not, and St. Paul shall not cause or allow the Company to, enter into a Transaction which will result in St. Paul, itself or the Preferred Members being considered an "investment company" required to be registered under the 1940 Act, except as described below. The Company may, either (i) in order to avoid 1940 Act consequences adverse to St. Paul, itself or the Preferred Members, without the consent of the Preferred Members, or (ii) with the prior approval of Preferred Members holding not less than 66 2/3% in Liquidation Preference of the Preferred Securities, merge or consolidate with or into, or be replaced by, a Person organized as such under the laws of any state of the United States of America; PROVIDED, that (i) such successor Person either (x) expressly assumes all of the obligations of the Company under the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "SUCCESSOR SECURITIES") so long as the Successor

Securities rank, with respect to participation in the profits or assets of the successor Person, at least as high as the Preferred Securities rank, with respect to participation in the profits or assets of the Company, (ii) St. Paul expressly acknowledges such successor Person as the holder of the Subordinated Debentures, (iii) such Transaction does not cause the Preferred Securities (or the Successor Securities) to be delisted (or, in the case of any Successor Securities, to fail to be listed) by any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such Transaction does not cause the Preferred Securities (or any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act, (v) such Transaction does not adversely affect the powers, preferences and other special rights of the Preferred Members or the holders of any Successor Securities in any material respect (other than with respect to any dilution of the holders' interest in the new Person), (vi) prior to such Transaction St. Paul has received an opinion of nationally recognized independent counsel to the Company experienced in such matters to the effect that (w) such Transaction will not cause St. Paul, the Company or such successor Person to become an "investment company" required to be registered under the 1940 Act, (x) Preferred Members will not recognize any gain or loss for federal income tax purposes as a result of such Transaction,
(y) such successor Person will not be treated as an association taxable as a corporation for federal income tax purposes and (z) such Transaction will not adversely affect the limited liability of Preferred Members.


                             ARTICLE XVII

               DISSOLUTION, LIQUIDATION AND TERMINATION

            Section 17.1 NO DISSOLUTION. The Company shall not be dissolved by the admission of Members in accordance with the terms of this Agreement. Except as provided in Sections 17.2(b) and (c), the death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event which terminates the continued membership of a Member in the Company, shall not in and of itself cause the Company to be dissolved and its affairs wound up. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution.

            Section 17.2 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

            (a)  the expiration of the term of the Company, as provided in
      Section 2.3 hereof;

            (b) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging either of the Managing Members a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of either of the Managing Members under any applicable federal or state bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of either of the Managing Members or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 days or either of the Managing Members shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any applicable federal or state bankruptcy or similar law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of either of the Managing Members or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due and its willingness to be adjudged a bankrupt, or corporate action shall be taken by either of the Managing Members in furtherance of any of the aforesaid purposes;

            (c) upon the bankruptcy, retirement, resignation, expulsion, dissolution, winding up or liquidation of any Managing Member or the occurrence of any other event that terminates the continued membership in the Company of such Managing Member under the Delaware Act;

            (d) a decision made by the Managing Members (subject to the voting rights of Preferred Members set forth in Section 8.3(g)) to dissolve the Company;

            (e) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act;

            (f) at the election of the Managing Members, in the event of a Special Event in accordance with Section 8.3(h) of this Agreement;

            (g) in connection with the redemption, exchange or conversion of all outstanding Preferred Securities; or

            (h)  the written consent of all Members.

            Section 17.3 NOTICE OF DISSOLUTION. Upon the dissolution of the Company, the Managing Members shall promptly notify the Preferred Members of such dissolution.

            Section 17.4 LIQUIDATION. Upon dissolution of the Company, the Managing Members or, in the event that the dissolution is caused by an event described in Sections 17.2(b) or (c) of this Agreement and there are no Managing Members, a Person or Persons who may be approved by the Preferred Members holding not less than a Majority in Liquidation Preference, as liquidating trustees, shall immediately commence to wind up the Company's affairs;
PROVIDED, HOWEVER, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to minimize the losses attendant upon a liquidation. The proceeds of liquidation shall be distributed, as realized, in the manner provided in Section 18-804 of the Delaware Act, subject to the provisions of
Section 17.5.

            Section 17.5 CERTAIN RESTRICTIONS ON LIQUIDATION PAYMENTS. In the event of any voluntary or involuntary dissolution of the Company other than in connection with the redemption, exchange or conversion of all outstanding Preferred Securities or the dissolution of the Company in the event of a Special Event in accordance with Section 8.3(h) of this Agreement. Preferred Members holding Preferred Securities at the time outstanding will be entitled to receive out of the assets of the Company legally available for distribution to Members, before any distribution of assets is made to Common Members, the Liquidation Distribution. If, upon any such liquidation, the Liquidation Distributions can be paid only in part because the Company has insufficient assets available to pay in full the aggregate Liquidation Distributions, then the amounts payable directly by the Company on the Preferred Securities and on such Company Liquidation Parity Securities shall be paid on a PRO RATA basis.

            Section 17.6 TERMINATION. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article XVII, and the Certificate shall have been canceled in the manner required by the Delaware Act.


                             ARTICLE XVIII

                             MISCELLANEOUS

            Section 18.1 AMENDMENTS. Except as provided by Section 8.3(g) of this Agreement, this Agreement may be amended by a written instrument executed by the Managing Members without the consent of any Preferred Member; PROVIDED, HOWEVER, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to cause the Company to be treated as anything other than a partnership for purposes of United States income taxation or require the Company to register under the 1940 Act.

            Section 18.2 AMENDMENT OF CERTIFICATE. In the event this Agreement shall be amended pursuant to Section 18.1, the Managing Members shall amend the Certificate to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

            Section 18.3 SUCCESSORS; COUNTERPARTS. This Agreement (a) shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Members and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

            Section 18.4 LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

            Section 18.5 FILINGS. Following the execution and delivery of this Agreement, the Managing Members shall promptly prepare any documents required to be filed and recorded under the Delaware Act, and the Managing Members shall promptly cause each such document to be filed and recorded in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Managing Members shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

            Section 18.6 POWER OF ATTORNEY. Each Preferred Member does hereby constitute and appoint each Managing Member and its duly elected officers as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Company, (b) any amendments to this Agreement made in accordance with the terms hereof and (c) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

            The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Preferred Member granting the same or the transfer of all or any portion of such Preferred Member's Interest and (b) extend to such Preferred Member's successors, assigns and legal representatives.

            Section 18.7 EXCULPATION. (a) No Covered Person shall be liable to the Company or any Member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement.

            (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

            Section 18.8 INDEMNIFICATION. To the fullest extent permitted by applicable law, each Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement; PROVIDED, HOWEVER, that any indemnity under this Section 18.8 shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof.

            Section 18.9 ADDITIONAL DOCUMENTS. Each Preferred Member, upon the request of the Managing Members, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

            Section 18.10 NOTICES. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

            (i) If given to the Company, in care of the Managing Members at the Company's mailing address set forth below:

            c/o   The St. Paul Companies, Inc.
                  385 Washington Street
                  St. Paul, Minnesota  55102
                  Facsimile No.:  (612) 221-8304
                  Attention:  Vice President and Corporate
                               Secretary

           (ii) If given to any Member, at the address set forth on the records of the Company maintained by or on behalf of the Company.

Subject to Sections 8.3(e) and 8.3(g)(ii) of this Agreement, each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified in such registration books and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in such registration books.


                      *            *            *

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                              THE ST. PAUL COMPANIES, INC.


                              By: __________________________
                                  Name:
                                  Title:


                              ST. PAUL CAPITAL HOLDINGS, INC.


                              By: __________________________
                                  Name:
                                  Title:

                                                                 ANNEX A
                    [FORM OF PREFERRED CERTIFICATE]


[IF A GLOBAL Preferred Certificate ADD --
      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to St. Paul Capital L.L.C. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. (or in such other name as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
 Certificate Number              Number of Preferred Securities
- --------------------------------------------------------------------------------
                R-1
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                                   CUSIP NO.



              CERTIFICATE EVIDENCING PREFERRED SECURITIES


                                   of


                         ST. PAUL CAPITAL L.L.C.


           * % Convertible Monthly Income Preferred Securities
           (liquidation preference $50 per Preferred Security)



            St. Paul Capital L.L.C., a limited liability company formed under the laws of the State of Delaware (the "Company"), hereby certifies that _____ (the "Preferred Member") is the registered owner of _______ preferred securities of the Company representing limited liability company interests in the Company, which are designated the * % Convertible Monthly Income Preferred Securities (liquidation preference $50 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are fully paid and are nonassessable limited liability company interests in the Company, as to which the Members in the Company who hold the Preferred Securities (the "Preferred Members"), in their capacities as such, have no liability in excess of their obligations to make payments provided for in the L.L.C. Agreement (as defined below) and their share of the Company's assets and undistributed profits (subject to their obligation to repay any funds wrongfully distributed to them), and are freely transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, preferences and special rights and limitations of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company dated as of *, 1995, as the same may be amended from time to time in accordance with its terms (the "L.L.C. Agreement"), authorizing the issuance of the Preferred Securities and determining the powers, preferences and other special rights and limitations, regarding Dividends, voting, return of capital and otherwise, and other matters relating to the Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the L.L.C. Agreement. The Preferred Member is entitled to the benefits of the Guarantee Agreement of The St. Paul Companies, Inc., a Minnesota corporation ("St. Paul"), dated as of * , 1995 (the "Guarantee") to the extent provided therein. The Company will furnish a copy of the L.L.C. Agreement and the Guarantee to the Preferred Member without charge upon written request to the Company at its principal place of business or registered office.

            The Preferred Member, by accepting this certificate, is deemed to have agreed (i) to be bound by the provisions of the L.L.C. Agreement, including the provisions of the L.L.C. Agreement concerning the exchange of the Preferred Securities for Depositary Shares representing fractional interests in St. Paul Preferred Stock and (ii) that the Subordinated Debentures acquired by the Company with the proceeds from the issuance of the Preferred Securities are subordinated and junior in right of payment to all Senior Indebtedness of St. Paul as and to the extent provided in the Subordinated Debentures and (iii) that the Guarantee ranks (x) subordinate and junior in right of payment to all Senior Indebtedness of St. Paul, and (y) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by St. Paul and with any guarantee now or hereafter entered into by St. Paul in respect of any preferred or preference stock of any Affiliate of St. Paul, and (z) senior to St. Paul

Common Stock and any other class or series of capital stock of St. Paul or any of its Affiliates which by its express terms ranks junior in the payment of Dividends and amounts on liquidation, dissolution, and winding-up to the Preferred Securities, in each case, as and to the extent provided in the Guarantee. Upon receipt of this certificate, the Preferred Member is admitted to the Company as a Preferred Member, is bound by the L.L.C. Agreement and is entitled to the benefits thereunder.

            IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its duly authorized Managing Member and countersigned by a duly authorized officer of each of The St. Paul Companies, Inc., as Guarantor, and The Chase Manhattan Bank (National Association), as Registrar and Transfer Agent this _____ day of _________________, ____.


                        ST. PAUL CAPITAL L.L.C.


                        By: THE ST. PAUL COMPANIES, INC.,
                               as Managing Member


                        By:
                            ------------------------------
                            Name:
                            Title:



                        By: THE ST. PAUL COMPANIES, INC.,
                               as Guarantor


                        By:
                            -------------------------------
                            Name:
                            Title:



Registered and Countersigned by
The Chase Manhattan Bank (National Association)


By:
    ---------------------------
      Authorized Signature

                                                                 ANNEX B
                    [FORM OF NOTICE OF CONVERSION]


                         St. Paul Capital L.L.C.
           * % Convertible Monthly Income Preferred Securities
           (liquidation preference $50 per Preferred Security)


To:  The Chase Manhattan Bank (National Association)
     Conversion Agent
     [ADDRESS OF CONVERSION AGENT]


            The undersigned (the "Preferred Member") hereby irrevocably exercises its option to convert * % Convertible Monthly Income Preferred Securities (liquidation preference $50 per Preferred Security) (the "Preferred Securities") of St. Paul Capital L.L.C. (the "Company"), as designated below and surrendered herewith to the Conversion Agent, into shares of Common Stock, without par value (the "St. Paul Common Stock"), of The St. Paul Companies, Inc. ("St. Paul") in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of *, 1995 (the "Agreement").

            The Preferred Member directs the Conversion Agent, on behalf of the Preferred Member, to effect the conversion of the Preferred Securities designated under (a) below for shares of St. Paul Common Stock pursuant to and in the manner described in Section 8.4 of the Agreement. The Conversion Agent shall instruct St. Paul that the shares of St. Paul Common Stock issuable and deliverable upon the conversion, together with any check in lieu of fractional shares, be issued to the Preferred Member unless, in the case of the St. Paul Common Stock, a different name has been indicated below and to deliver such shares and such check, if any, to the Conversion Agent. The Conversion Agent shall distribute, as promptly as possible after the date hereof, (x) the certificate or certificates for the number of full shares of St. Paul Common Stock issuable upon conversion of the Preferred Securities designated under (a) below, (y) any check in lieu of fractional shares and (z) any certificate or certificates issued by the Company for Preferred Securities surrendered herewith but not designated for conversion under (a) below, to the person or persons entitled to receive the same.

            If shares of St. Paul Common Stock are to be issued in the name of a person other than the Preferred Member, the Preferred Member will pay transfer taxes payable with respect thereto.

A.    PREFERRED SECURITIES TO BE CONVERTED

      Certificate Numbers of Surrendered
            Certificate(s): _______________

      Number of Preferred Securities to be
            Converted: ____________

      Number of Preferred Securities Surrendered
            But Not to be Converted: ____________

B.    SPECIAL ISSUANCE INSTRUCTIONS

      To be completed if St. Paul Common Stock Certificate(s) and/or check in lieu of fractional shares to be issued otherwise than to Preferred Member. Please type or print.



_____________________
(Name)                                       Social Security or
                                               Other Taxpayer
                                           Identification Number

                                    ________________________

_____________________
(Address)

_____________________

                                    ________________________

C.    SIGNATURE



      Dated: ________



                                    _________________________
                                    Signature of Preferred Member (must conform in all respects to the name of the registered owner of the Preferred Securities certificate(s) specified in (A) and surrendered herewith)



                                    Signature Guaranteed By:


                                    _________________________

                                                                 ANNEX C
                     [FORM OF NOTICE OF EXCHANGE]


                         St. Paul Capital L.L.C.
           * % Convertible Monthly Income Preferred Securities
           (liquidation preference $50 per Preferred Security)


To: The Chase Manhattan Bank (National Association)
    Conversion Agent
    [ADDRESS OF CONVERSION AGENT]


            The undersigned holders of a majority in liquidation preference (the "Preferred Members") of the * % Convertible Monthly Income Preferred Securities (liquidation preference $50 per Preferred Security) (the "Preferred Securities") of St. Paul Capital L.L.C. (the "Company") have, pursuant to an Exchange Election on the date hereof, elected to cause the Conversion Agent to effect an exchange of all (but not less than all) of the outstanding Preferred Securities for Depositary Shares (the "Depositary Shares"), each representing a 1/*th ownership interest in a share of Series C Cumulative Convertible Preferred Stock (the "St. Paul Preferred Stock") of the St. Paul Companies, Inc. ("St. Paul") in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of *, 1995 (the "Agreement"). Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

            The Preferred Members direct the Conversion Agent, on their behalf, to effect the exchange of the Preferred Securities for Depositary Shares pursuant to and in the manner described in Section 8.5 of the Agreement. The Conversion Agent is directed to instruct St. Paul, as promptly as possible after the date hereof, (x) to issue and deposit with the Depositary the number of shares of St. Paul Preferred Stock issuable upon such exchange in return for a Depositary Receipt or Receipts evidencing Depositary Shares, (y) to request the Depositary to issue the Depositary Receipts evidencing Depositary Shares issuable and deliverable upon the exchange to all registered owners of Preferred Securities unless any such owners have indicated a different name or names on copies of Attachment 1 hereto and (z) to deliver such Depositary Receipts to the Conversion Agent. The Conversion Agent shall distribute, as promptly as possible after the date hereof, the Depositary Receipt or Receipts to the Person or Persons entitled to receive the same.

            If Depositary Receipts are to be issued in the name of a Person other than a registered owner of Preferred Securities as specified on one or more copies of Attachment 1 hereto, each owner requesting such special issuance will pay any transfer taxes payable with respect thereto.


SIGNATURES OF PREFERRED MEMBERS

Signatures of Preferred Members must conform in all respects to the names of registered owners of Preferred Securities. This Notice of Exchange may be executed in more than one counterpart of this signature page with the same effect as though all Preferred Members had signed on a single page.



Dated: _______________


______________________                    ______________________


______________________                    ______________________


______________________                    ______________________


______________________                    ______________________


______________________                    ______________________


______________________                    ______________________


______________________                    ______________________


______________________                    ______________________


______________________                    ______________________


______________________                    ______________________

ATTACHMENT 1 TO NOTICE OF EXCHANGE


SPECIAL ISSUANCE INSTRUCTIONS

To be completed if Depositary Receipt(s) are to be issued otherwise than to registered owners of Preferred Securities. Please type or print.



Name of
Registered Owner                     Number of Preferred
of Preferred Securities:              Securities Owned:
- ------------------------             -------------------


_______________________              ____________________




Person to whom
Depositary Receipts
To Be Issued:
- -----------------------
                                              Social Security or
_______________________                          Other Taxpayer
(Name)                                      Identification Number:
                                            ----------------------

_______________________                     ______________________
(Address)



Signature of Registered Owner
of Preferred Securities:                    Signature Guaranteed by:


_______________________                     ____________________